SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned to January 15, 1999. Kemper Contrarian Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For               Against         Abstain
      6,214,538            119,544         259,743

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.


Diversification

         For               Against         Abstain
      5,229,798            295,370         555,199


Borrowing

         For               Against         Abstain
      5,224,996            300,172         555,199


Senior securities

         For               Against         Abstain
      5,230,903            294,265         555,199


Concentration

         For               Against         Abstain
      5,229,251            295,917         555,199


Underwriting of securities

         For               Against          Abstain
      5,225,299            299,869          555,199


Investment in real estate

         For               Against          Abstain
      5,224,310            300,858         555,199


Purchase of commodities

         For               Against          Abstain
      5,225,685            299,483          555,199


Lending

         For               Against           Abstain
      5,227,205            297,963           555,199


Margin purchases and short sales

          For              Against           Abstain
      5,216,688            308,480           555,199


Pledging of assets

         For               Against            Abstain
      5,219,195            305,973            555,199


Restricted and illiquid securities

          For              Against            Abstain
      5,210,868            314,300            555,199


Investment in mineral exploration

          For              Against            Abstain
      5,214,922            310,246            555,199



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